UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC  20549


                                FORM 8-K



                            CURRENT REPORT



                PURSUANT TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934



    Date of Report (Date of earliest event reported) October 3, 2003



                        NICHOLAS FINANCIAL, INC.
         (Exact name of registrant as specified in its Charter)




   British Columbia, Canada         0-26680          8736-3354
  (State or Other Jurisdiction of  (Commission    (I.R.S. Employer
    Incorporation or Organization)  File Number)  Identification No.)

         2454 McMullen Booth Road, Building C
               Clearwater, Florida                    33759
      (Address of Principal Executive Offices)      (Zip Code)



                             (727) 726-0763
          (Registrant's telephone number, Including area code)


                             Not applicable
     (Former name, former address and former fiscal year, if changed since last report)

Item 4. Changes In Registrant's Certifying Accountant.

On September 30, 2003, Ernst & Young LLP advised the Company's audit committee that, following completion of its review of the Company's financial statements as of, and for the quarter ended September 30, 2003, it would resign as the Company's independent auditors.

Ernst & Young's reports on Nicholas' financial statements for the years ended March 31, 2003 and 2002 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended March 31, 2003 and 2002, and the subsequent interim period ended September 30, 2003, there have not been any disagreements between Nicholas and Ernst & Young on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

Nicholas has commenced the process of retaining new independent auditors. That process is not yet complete.

Nicholas provided Ernst & Young with a copy of the disclosures contained in Item 4(a)(1) above. Ernst & Young's response is attached hereto as Exhibit 16.


Item 7.    Financial Statements and Exhibits

    (c)    Exhibits

   Exhibit No.      Description of Document

      16       Letter  of  Ernst & Young dated October  2, 2003
      99       Press  release dated October 3, 2003 issued
               by the registrant

                              SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.


                       NICHOLAS FINANCIAL, INC.
                             (Registrant)


  Date: October 3, 2003         /s/ Peter L. Vosotas
                                ------------------------
                                Peter L. Vosotas
                                Chairman, President,
                                Chief  Executive Officer
                                (Principal Executive Officer)


  Date: October 3, 2003         /s/ Ralph T. Finkenbrink
                                ------------------------------
                                Ralph T. Finkenbrink
                                (Principal Financial Officer and
                                 Accounting Officer)

                         Exhibit Index


Exhibit No.

   16          Ernst & Young consent form dated October 2, 2003
   99          Press  release dated October 3, 2003 issued
               by the registrant

Exhibit 16
---------------


ERNST & YOUNG Ernst & Young LLP Phone: (404) 874-8300 Suite 2800
www.ey.com 600 Peachtree Street Atlanta, Georgia 30308-2215

October 2, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Item 4 of Form 8-K dated October 2, 2003, of Nicholas Financial, Inc. and are in agreement with the statements contained in paragraphs (a)(1)(i) through (v) and (a)(3) therein. We have no basis to agree or disagree with other statements of the registrant contained therein.



                          /s/ Ernst & Young LLP


Ernst & Young LLP is a member of Ernst & Young International, Ltd.

Exhibit 99
-------------



                             FOR IMMEDIATE RELEASE

Nicholas Financial, Inc.
Corporate Headquarters

2454 McMullen-Booth Rd.
Building C, Suite 501
Clearwater, FL 33759


Contact:  Ralph Finkenbrink
          Sr. Vice President, Finance

NASDAQ: NICK
Web site: www.nicholasfinancial.com

Ph # - 727-726-0763
Fax # - 727-726-2140




                Nicholas To Change Independent Auditors


Clearwater, Florida, - October 3, 2003: Nicholas Financial, Inc. (Nasdaq, NICK) audit committee chairman, Alton R. "Charlie" Neal, today announced that the Company has been advised by Ernst & Young LLP, that the auditing firm would resign as the Company's independent auditor following the completion of its review of the Company's financial statements for the quarter ended September 30, 2003.

During the fiscal years ended March 31, 2003 and 2002, and the subsequent interim period ended September 30, 2003, there have not been any disagreements between Nicholas and Ernst & Young on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

Nicholas Financial is now in the process of retaining a new independent auditor. The Company has been assured by Ernst & Young that they will assist Nicholas in making an orderly transition to the firm ultimately selected by the Company's audit committee.



Founded in 1985, with current assets of $94,853,000 as of June 30, 2003, Nicholas Financial is one of the largest publicly traded specialty consumer finance companies based in the Southeast. The company has approximately 5,045,000 shares of common stock outstanding and has reported record revenues and earnings for the past 13 years. For an index of Nicholas Financial Inc.'s news releases or to obtain a specific release, visit our web site at www.nicholasfinancial.com.




                               ## End ##